                                                                    EXHIBIT 10.5




                         SECURITIES PURCHASE AGREEMENT
                         -----------------------------


     THIS SECURITIES PURCHASE AGREEMENT (this "Agreement") is made and entered into as of the 17th day of November, 1999, by and between HARRY'S FARMERS MARKET, INC., a Georgia corporation ("Harry's"), and ASHFORD CAPITAL PARTNERS, L.P. ("Ashford Capital").

                                  BACKGROUND
                                  ----------

     WHEREAS, on December 30, 1994, Ashford Capital purchased 44,444 shares of Series A Redeemable Convertible Preferred Stock, stated value $9.00 per share, of Harry's (the "Series A Stock");

     WHEREAS, on December 30, 1994, Ashford Capital purchased warrants to purchase an aggregate of 17,222 shares of Series A Stock as represented by that certain Warrant Certificate dated December 30, 1994 to purchase up to 15,000 shares of the Class A Common Stock, no par value, of Harry's (the "Common Stock") and that certain Performance Warrant Certificate dated December 30, 1994 to purchase up to 2,222 shares of Common Stock (collectively, the "Warrants").

     WHEREAS, on January 31, 1997, in contemplation of Harry's entering into a relationship with Progressive Food Concepts, Inc., Harry's and Ashford Capital entered into that certain Preferred Stock Exchange Agreement dated January 31, 1997 pursuant to which each share of Series A Stock held by Ashford Capital was exchanged for one share of Series AA Preferred Stock, stated value $9.00 per share, of Harry's (the "Preferred Stock") and the shares of Series A Stock previously held by Ashford Capital were canceled;

     WHEREAS, on January 31, 1997, the Warrants were amended to change the exercise price to $4.00 per share;

     WHEREAS, Ashford Capital owns and desires to sell to Harry's, and Harry's desires to purchase from Ashford Capital, the 44,444 shares of Preferred Stock, which is all of the Preferred Stock owned by Ashford Capital, and the Warrants, which, together, comprise all the securities of Harry's owned by Ashford Capital.

     In consideration of the foregoing, the mutual representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.   TERMS OF ACQUISITION
     --------------------

     1.1  Sale and Transfer of Securities.
          -------------------------------

          (a) The closing for the purchase and sale contemplated by this Agreement shall be held at the offices of Alston & Bird, One Atlantic Center, 1201 West Peachtree Street, Atlanta, Georgia, 30309, as soon as practicable following the satisfaction of the conditions set forth in Section 8 herein, but in no event later than December 15, 1999, or at such other place as the parties hereto may agree in writing (the date on which the closing actually occurs is hereinafter referred to as the "Closing Date").

          (b) On the Closing Date and upon the terms and subject to the conditions of this Agreement, Ashford Capital will sell, convey, transfer, assign and deliver to Harry's, and Harry's will purchase and accept from Ashford Capital, 44,444 shares of Preferred Stock (the "Shares"), as evidenced by stock certificate number P-2, and the Warrants (collectively, the Shares and the Warrants are referred to herein as the "Securities").

          (c) On the Closing Date, Ashford Capital will convey to Harry's good, valid and marketable title to the Securities free and clear of any and all liabilities, obligations, liens, encumbrances, restrictions or rights of others of any character whatsoever. On the Closing Date, Ashford Capital will deliver to Harry's (i) stock certificate number P-2 evidencing the Shares registered in the name of Ashford Capital, duly endorsed in blank on the reverse thereof or accompanied by a duly executed stock power and (ii) the original executed Warrants.


2.   PURCHASE PRICE
     --------------

     2.1  Purchase Price.  In full payment of the purchase price for the
          --------------
Securities, on the Closing Date, Harry's will pay Ashford Capital Ninety Nine Thousand Thirty Seven Dollars ($99,037) (the "Purchase Price") by wire transfer of immediately payable funds to an account previously designated in writing by Ashford Capital.


3.   REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER
     ---------------------------------------------

     Ashford Capital represents and warrants to Harry's as follows:

     3.1  Ownership of Securities.  Ashford Capital is the record and beneficial
          -----------------------
owner of the Securities free and clear of any liens, claims, options, charges, encumbrances or rights of others. At no time since December 30, 1994 has Ashford Capital assigned the Warrants in whole or in part or transferred the Warrants. The Securities constitute Ashford Capital's only interest in or to Harry's, its business or any of its assets.

     3.2  Consents.  Ashford Capital may enter into this Agreement and perform
          --------
its obligations under this Agreement without the necessity of obtaining any consent from anyone, including any governmental authority, and all of the Securities may be sold by it to Harry's without the imposition of any lien, charge or encumbrance with respect to such Securities.

     3.3  Authorization and Binding Effect.  Ashford Capital has the corporate
          --------------------------------
power and authority to execute, deliver, enter into and perform this Agreement and to consummate the transactions contemplated by this Agreement. The officers executing this Agreement are the duly elected officers of Ashford Capital and are duly authorized to execute this Agreement on Ashford Capital's behalf. This Agreement constitutes a legal, valid and binding agreement enforceable against Ashford Capital in accordance with the terms hereof. Upon consummation of the transactions contemplated herein, Harry's will own the Securities sold by Ashford Capital pursuant to this Agreement free and clear of any liens, claims, options, charges, encumbrances or rights of others.

     3.4  No Breach.  The execution, delivery and performance of this Agreement
          ---------
and the consummation of the transactions contemplated hereby will not violate or result in a breach of or default under (i) any instrument or agreement to which Ashford Capital is a party or is bound, (ii) Ashford Capital's corporate documents or (iii) any law, rule, regulation, judgment, order, injunction, decree, or award against or binding upon Ashford Capital.

     3.5  Access to Information.  Ashford Capital has owned the Securities since
          ---------------------
December 30, 1994 and at all times since such date has had full and free access to Harry's, its management personnel and its financial statements and information. Ashford Capital has had the opportunity to ask questions of and receive answers or obtain additional information from Harry's concerning the financial and other affairs and prospects of Harry's and the terms and conditions of the sale of the Securities. Ashford Capital is familiar with Harry's and the business in which it is engaged. Ashford Capital is fully aware that future events could impact the value of the Securities, and Ashford Capital has conducted its own analysis in deciding to enter into this Agreement.
Ashford Capital acknowledges that the negotiations culminating in this Agreement have been at arm's length. Ashford Capital has made its own investigation of Harry's, its business, its financial statements and information, has solely relied on the results of such investigation in entering into this Agreement and has not relied on any statements or representations by Harry`s or any of its representatives, counsel or agents other than those representations and warranties contained in Section 4 of this Agreement.

     3.6  Certain Prior Actions.  Prior to the date of this Agreement, Ashford
          ---------------------
Capital has not taken any actions, or failed to take any actions, that if taken or not taken immediately after the execution and delivery of this Agreement would violate the provisions of Section 5 hereof.

4.   REPRESENTATIONS AND WARRANTIES OF HARRY'S
     -----------------------------------------

     Harry's represents and warrants to Ashford Capital as follows:

     4.1  Consents.  Harry's may enter into this Agreement and perform its
          --------
obligations under this Agreement without the necessity of obtaining any consent from anyone, including any governmental authority.

     4.2  Authorization and Binding Effect.  Harry's has the corporate power and
          --------------------------------
authority to execute, deliver, enter into and perform this Agreement and to consummate the transactions contemplated by this Agreement. The officers executing this Agreement are the duly elected officers of Harry's and are duly authorized to execute this Agreement on Harry's behalf. This Agreement constitutes a legal, valid and binding obligation of Harry's enforceable against Harry's in accordance with its terms.

     4.3  No Breach.  The execution, delivery and performance of this Agreement
          ---------
and the consummation of the transactions contemplated hereby will not violate or result in a breach of or default under (i) any instrument or agreement to which Harry's is a party or is bound, (ii) its Articles of Incorporation or its Bylaws, or (iii) any law, rule, regulation, judgment, order, injunction, decree, or award against or binding upon Harry's.

     4.4  Corporate Existence, Power and Authority.
          -----------------------------------------

     (a) Harry's is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Harry's is duly qualified, licensed and authorized to do business and is in good standing in each jurisdiction in which it owns or leases any property or in which the conduct of its business requires it to so qualify or be so licensed, except for such jurisdictions where the failure to so qualify or be so licensed would not have a material adverse effect on Harry's assets, properties, liabilities, business, results of operations or condition (financial or otherwise).

     (b) No proceeding has been commenced looking toward the dissolution or merger of Harry's or the amendment of its certificate of incorporation. Harry's is not in violation in any material respect of its certificate of incorporation or by-laws.

     (c) Harry's has all requisite power, authority (corporate and other) and legal right to own or to hold under lease and to operate the properties it owns or holds and to conduct its business as now being conducted.

     4.5  Litigation.  Other than has been disclosed in its filings with
          ----------
the Securities and Exchange Commission, there is no action, suit, proceeding, investigation or claim pending, to which Harry's has received any oral or written notice, or, to the best knowledge of Harry's, threatened in law, equity or otherwise before any court, administrative agency or arbitrator which questions the validity of this Agreement or any action taken or to be taken pursuant hereto.

     5.   COVENANTS OF ASHFORD CAPITAL  From and after the date hereof, Ashford
          ----------------------------
Capital shall perform and comply with the following covenant:

     5.1  Nondisclosure of Trade Secrets and Confidential Information.  As
          -----------------------------------------------------------
used in this Agreement, the term "Confidential Information" shall mean all information regarding Harry's or its activities, business and current or prospective customers or suppliers that are not generally known to persons not employed by Harry's, including without limitation, information regarding Harry's products, contracts, corporate records or proceedings, current or prospective employees, pricing, costs, financial results or condition, relationships with its customers and suppliers, and relationships with its employees. Confidential Information shall not include information that has become generally available to the public by the act of one who has the right to disclose such information without violating any right or privilege of Harry's. For one (1) year after the date hereof with respect to Confidential Information, Ashford Capital shall not directly or indirectly transmit or disclose any Confidential Information to any person, concern or entity, and shall not make use of any such Confidential Information, directly or indirectly, for itself or others. In the event that Ashford Capital is requested in any proceeding to disclose any Confidential Information, Ashford Capital shall give Harry's prompt notice of such request so that Harry's may seek an appropriate protective order. If, in the absence of a protective order, Ashford Capital is nonetheless compelled by law to disclose Confidential Information, Ashford Capital may disclose such information in such proceeding without liability hereunder; provided, however, that Ashford Capital gives Harry's written notice of the Confidential Information to be disclosed as far in advance of its disclosure as is practicable and, upon Harry's request and at Harry's expense, uses its best good faith efforts to obtain assurances that confidential treatment will be accorded to the information provided by Ashford Capital or its agents.

     5.2  Injunctive Relief.  Ashford Capital acknowledges that the
          -----------------
nondisclosure covenant contained in this Section 5 is a reasonable means of protecting and preserving Harry's interests and the confidentiality of the Confidential Information. Ashford Capital agrees that any breach of this covenant will result in irreparable damage and injury to Harry's and that Harry's will be entitled to injunctive relief in any court of competent jurisdiction without the necessity of posting any bond. Ashford Capital also agrees that any injunctive relief shall be in addition to any damages that may be recoverable by Harry's.

     5.3  Enforceability of Covenants.  Ashford Capital and Harry's agree
          ---------------------------
that Ashford Capital's obligations under the nondisclosure covenant are separate and distinct from its obligations under other provisions of this Agreement, are material, and a failure or alleged failure of Harry's to perform its obligations under any provision of this Agreement shall not constitute a defense to the enforceability of the nondisclosure covenant.


6.   INDEMNIFICATION
     ---------------

     6.1  Indemnity by Ashford Capital.  Ashford Capital hereby agrees to
          ----------------------------
indemnify Harry's, and each of its officers, directors, shareholders, employees, agents and counsel against, and to hold each of the foregoing harmless from, any and all losses, liabilities, costs, damages and expenses (including but not limited to reasonable attorneys' fees, including attorneys' fees necessary to enforce its rights to indemnification hereunder) arising from or resulting by reason of any material inaccuracy in any of the representations or warranties, or any breach of any of the covenants or agreements, made or to be performed by Ashford Capital pursuant to this Agreement.

     6.2  Indemnity by Harry's.  Harry's hereby agrees to indemnify Ashford
          --------------------
Capital and each of its officers, directors, shareholders, employees, agents and counsel against, and to hold each of the foregoing harmless from, any and all losses, liabilities, costs, damages and expenses (including but not limited to reasonable attorneys' fees, including attorneys' fees necessary to enforce his rights to indemnification hereunder) arising from or resulting by reason of any material inaccuracy in any of the representations or warranties, or any breach of any of the covenants or agreements, made or to be performed by Harry's pursuant to this Agreement.

     6.3  Termination of Existing Agreements.  Subject to the foregoing
          ----------------------------------
sentence, on and as of the Closing Date all agreements of any kind and nature between Ashford Capital and Harry's, including, without limitation, that certain Amended and Restated Investors Agreement dated January 31, 1997 and that certain Registration Rights Agreement dated December 30, 1994, as amended, will be terminated and of no further force or effect without any further action on the part of the parties hereto.

7.  NEGATIVE COVENANT OF ASHFORD CAPITAL  From the date hereof to the Closing
    ------------------------------------
Date, which shall be no later than December 15, 1999, Ashford Capital shall not sell any of the Shares, assign the Warrants in whole or in part or transfer the Warrants.

8.  CONDITIONS PRECEDENT TO PARTIES' OBLIGATIONS TO CLOSE  The obligations of
    -----------------------------------------------------
Ashford Capital and Harry's to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction of each of the following conditions, unless waived in whole or in part by the parties.

     8.1  Financing Commitments.  Harry's shall have obtained financing in
          ---------------------
such amount and on such terms as the Board of Directors of Harry's, in its reasonable discretion, shall have determined is acceptable.

     8.2  Ashford Capital Representations and Warrants.  The
          --------------------------------------------
representations and warranties made by Ashford Capital in Article 3 hereof shall be true and correct on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.

     8.3  Harry's Representations and Warrants.  The representations and
          ------------------------------------
warranties made by Harry's in Article 4 hereof shall be true and correct on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.

     8.4  Compliance by Ashford Capital.  Ashford Capital shall have duly
          -----------------------------
performed in all material respects all of the covenants and negative covenants contained in this Agreement to be performed by Ashford Capital.


9.   MISCELLANEOUS
     -------------

     9.1  Representations and Warranties.  All of the representations,
          ------------------------------
warranties, covenants and agreements made by any of the parties in or pursuant to this Agreement shall survive the consummation of the transactions contemplated by this Agreement.

     9.2  Successors and Assigns.  No party may assign any of its rights
          ----------------------
hereunder without the prior written consent of the other party hereto.

     9.3  Governing Law.  This Agreement shall be controlled, construed and
          -------------
enforced in accordance with the substantive laws of the State of New York, without regard to the laws related to choice or conflict of laws.

     9.4  Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, all of which shall be one and the same Agreement and shall become effective when one or more counterparts have been signed by all of the parties and delivered to the other parties.

     9.5  Further Assurances.  Ashford Capital shall at any time and from
          ------------------
time to time after the date hereof take whatever actions Harry's may reasonably request to effectuate, record or perfect its transfer of the Securities to Harry's pursuant to this Agreement or to otherwise effectuate or consummate any of the transactions contemplated hereby.

     9.6  Interpretations.  Neither this Agreement nor any uncertainty or
          ---------------
ambiguity herein shall be construed or resolved against Harry's or Ashford Capital, whether under any rule of construction or otherwise. No party to this Agreement shall be considered the draftsman. On the contrary, this Agreement has been reviewed, negotiated and accepted by both parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all parties hereto.

     9.7  Notices.  All notices, requests, demands and other communications
          -------
hereunder shall be (i) delivered by hand, (ii) mailed by registered or certified mail, return receipt requested, first class postage prepaid and properly addressed, (iii) sent by national overnight courier service, or (iv) sent by facsimile, graphic scanning or other telegraphic communications equipment to the parties, addressed as follows:

          To Ashford Capital:     Ashford Capital Partners, L.P.
                                  3801 Kennett Pike, Suite B-107
                                  Greenville, Delaware  19807
                                  Attention:  Mr. Theodore Ashford
                                  Telecopy:  (302) 655-8690

          To Harry's:             Harry's Farmers Market, Inc.
                                  1180 Upper Hembree Road
                                  Roswell, Georgia  30076
                                  Attention:  Mr. Harry Blazer
                                  Telecopy:  (770) 661-4920

          with copies to:         Alston & Bird LLP
                                  1201 West Peachtree Street
                                  Atlanta, Georgia 30309-3424
                                  Attention:  John L. Latham, Esq.
                                  Telecopy:  (404) 881-7777

          (b) All notices, requests, instructions or documents given to any party in accordance with this Section 9.7 shall be deemed to have been given (i) on the date of receipt if delivered by hand, overnight courier service or if sent by facsimile, graphic scanning or other telegraphic communications equipment or (ii) on the date three (3) business days after depositing with the United States Postal Service if mailed by United States registered or certified mail, return receipt requested, first class postage prepaid and properly addressed.

          (c) Any party hereto may change its address specified for notices herein by designating a new address by notice in accordance with this Section 9.7.

     9.8   Entire Agreement.  This Agreement constitutes the entire
           ----------------
agreement among the parties relating to the subject matter hereof and thereof and supersedes all prior oral and written, and all contemporaneous oral negotiations, discussions, writings, correspondence and agreements relating to the subject matter of this Agreement.

     9.9   Modifications, Amendments and Waivers.  The failure or delay of
           -------------------------------------
any party at any time or times to require performance of any provision of this Agreement shall in no manner affect its right to enforce that provision. No single or partial waiver by any party of any condition of this Agreement, or the breach of any term, agreement or covenant or the inaccuracy of any representation or warranty of this Agreement, whether by conduct or otherwise, in any one or more instances shall be construed or deemed to be a further or continuing waiver of any such condition, breach or inaccuracy or a waiver of any other condition, breach or inaccuracy.

     9.10  Severability.  Should any one or more of the provisions of this
           ------------
Agreement be determined to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith to replace any provisions determined to be invalid, illegal or unenforceable with valid, legal and enforceable provisions the economic effect of which comes as close as practicable to that of the invalid, illegal or unenforceable provisions.



                      [SIGNATURES CONTINUED ON NEXT PAGE]

          IN WITNESS WHEREOF, the parties have caused this Securities Purchase Agreement to be duly executed and delivered under seal as of the date first above written.


                                        HARRY'S FARMERS MARKET, INC.


                                        By:    /s/ John D. Branch
                                               ---------------------------------
                                        Name:  John D. Branch
                                               ---------------------------------
                                        Title: Sr. Vice President and CFO
                                               ---------------------------------

                                        [CORPORATE SEAL]



                                        ASHFORD CAPITAL PARTNERS, L.P.

                                        By:    /s/ Theodore H. Ashford
                                               ---------------------------------
                                        Name:  Theodore H. Ashford
                                               ---------------------------------
                                        Title: President, Ashcap Corp., General
                                               ---------------------------------
                                                  Partner
                                                  -------

                                        [SEAL]